UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2021

Biohaven Pharmaceutical Holding Company Ltd.
(Exact name of registrant as specified in its charter)

British Virgin Islands	001-38080	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
c/o Biohaven Pharmaceuticals, Inc.
215 Church Street
New Haven, Connecticut 06510
(Address of principal executive offices, including zip code)

(203) 404-0410
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Shares, no par value	BHVN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) Retirement of James Engelhart as Chief Financial Officer; Retirement of Declan Doogan as Chairman of the Board of Directors

On December 5, 2021, Declan Doogan, chairman of the Board of Directors (the “Board”) of the Company, notified the Company of his intent to retire from the Board, effective immediately. In connection with Mr. Doogan’s retirement, the Company and Mr. Doogan entered into a consulting agreement, dated December 5, 2021, providing that Mr. Doogan will be paid at a rate of $500 per hour, receive a stipend for certain travel expenses and reimbursements for certain business expenses, while serving as a consultant to the Company. The initial term of the consulting agreement is from December 5, 2021 through December 31, 2022, and thereafter the agreement will automatically renew for one year periods, unless terminated by either party upon at least thirty days’ written notice prior to the anniversary date. The foregoing description of the consulting agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the consulting agreement, a copy of which is filed as Exhibit 10.1 to this Form 8-K.

On December 6, 2021, Biohaven Pharmaceutical Holding Company Ltd. (the “Company”) announced that James Engelhart, Chief Financial Officer of the Company, plans to retire as Chief Financial Officer and no longer serve as an executive officer of the Company effective as of December 15, 2021. In connection with Mr. Engelhart’s retirement, the Company and Mr. Engelhart expect to enter into an amendment to his existing employment agreement, a copy of which will be filed as an exhibit to the Company’s Form 10-K for the year ending December 31, 2021.

The retirements described in this Form 8-K were not related to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

(c) Appointment of Matthew Buten as Chief Financial Officer

Effective as of December 15, 2021, Matthew Buten, 60, will succeed Mr. Engelhart as Chief Financial Officer of the Company. Mr. Buten previously served as Managing Director of Foresite Capital Management from December 2012 to December 2021. Prior to joining Foresite Capital Management, Mr. Buten served as a healthcare portfolio manager at Catapult Capital Management LLC / Millennium LP from June 2007 to June 2012. Prior to that, Mr. Buten was co-founder and co-manager of Sapphire Capital Partners LLP, a co-founder and a partner at Argus Partners, a Managing Director and Head of Healthcare Investment Banking for Needham & Company, LLC and as a Director in Investment Banking at Smith Barney Inc. Mr. Buten holds a Bachelor of Science in economics (B.S.) from The Wharton School of the University of Pennsylvania.

In connection with Mr. Buten’s appointment as Chief Financial Officer, Mr. Buten and the Company entered into an employment agreement, dated December 8, 2021 (the “Employment Agreement”). Under the Employment Agreement, Mr. Buten will be employed by the Company beginning December 8, 2021, for a term of three years, and thereafter the agreement will automatically renew for one year periods, unless terminated by Mr. Buten upon ninety days’ written notice prior to the anniversary date of the Employment Agreement. The Employment Agreement provides that Mr. Buten’s initial base salary will be $525,000, subject to annual cost of living salary increases as well as annual review and increase from time to time and that he will be eligible for an annual target performance bonus of 45% of his base salary. Mr. Buten will receive a one-time issuance of 50,000 restricted stock units of the Company upon the employment commencement date, with a three-year vesting schedule. In addition, Mr. Buten will be eligible for the Company’s standard benefits program, subject to meeting the relevant eligibility requirements, payment of required premiums and the terms of the plans.

If the Company terminates Mr. Buten’s employment without cause or because of death or disability or Mr. Buten terminates his employment for good reason, Mr. Buten will receive cash severance equal to 1.5 times the sum of (i) his base salary and (ii) his annual bonus percentage, as well as a payment in respect of his cost of up to eighteen months of health coverage under COBRA and life insurance benefits for eighteen months. In addition, Mr. Buten will receive a pro rata portion of a bonus payment for the year in which the termination occurs. Additionally, Mr. Buten’s time-based equity awards will accelerate and immediately vest upon termination and options shall remain exerciseable for twenty-four months following the termination. In the event of a qualifying termination within one year of a change in control, Mr. Buten will receive the same severance benefits as set forth above, however, the bonus component of his cash severance will instead be based on the full bonus percentage for the year in which the termination occurs and any options shall remain exerciseable for twelve months following the termination. The severance and termination benefits payable pursuant to the Employment Agreement are subject to Mr. Buten’s execution of a release of claims.

The Employment Agreement contains certain covenants by Mr. Buten, including a non-competition agreement that restricts Mr. Buten’s ability to engage in competitive activities until the first anniversary of the termination of his employment with the Company.

The foregoing description of the Employment Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Employment Agreement, a copy of which is filed as Exhibit 10.2 to this Form 8-K.

There are no arrangements or understandings between Mr. Buten and any person pursuant to which Mr. Buten was selected as an officer, and no family relationships exist between Mr. Buten and any director or executive officer of the Company. Mr. Buten is not a party to any transaction to which the Company is or was a participant and in which Mr. Buten has a direct or indirect material interest subject to disclosure under Item 404(a) of Regulation S‑K.

Item 7.01.	Regulation FD Disclosure.
On December 6, 2021, the Company issued a press release announcing these changes. A copy of this press release is furnished herewith as Exhibit 99.1 to this Current Report.

On December 6, 2021, the Company also issued a press release announcing the results from its trial of intranasal zavegepant. A copy of this press release is furnished herewith as Exhibit 99.2 to this Current Report.

The information in set forth in this Item 7.01 and in Exhibits 99.1 and 99.2 of this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits

Exhibit Number	Exhibit Description
10.1	Consulting Agreement, dated December 5, 2021, between the Company and Declan Doogan.
10.2	Employment Agreement, dated December 8, 2021, between the Company and Matthew Buten.
99.1	Press Release, dated December 6, 2021, issued by Biohaven Pharmaceutical Holding Company Ltd.
99.2	Press Release, dated December 6, 2021, issued by Biohaven Pharmaceutical Holding Company Ltd.
104	The cover page of this Current Report on Form 8-K formatted as Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Biohaven Pharmaceutical Holding Company Ltd.
	By:	/s/ Vlad Coric, M.D.
Date: December 9, 2021		Vlad Coric, M.D. Chief Executive Officer